Exhibit 99.1 (a)

NDCHealth ANNOUNCES RESULTS FOR FOURTH QUARTER
AND FISCAL YEAR 2002

ATLANTA, July 24, 2002 —- NDCHealth Corporation (NYSE: NDC) announced today financial results for its fourth quarter and fiscal year ended May 31, 2002.

Annual Results

For the 2002 fiscal year, NDCHealth reported net income of $43.4 million and diluted earnings per share of $1.22 after application of Accounting Principles Board No. 18, “The Equity Method of Accounting for Investments in Common Stock,” due to the completion of the acquisition of control of Tech Rx Incorporated. These results compare to the prior year’s net income of $32.5 million and diluted earnings per share of $0.95 after application of APB 18 and are consistent with the post-acquisition First Call consensus estimate of $1.22.

For fiscal 2002, revenue increased to $353.4 million, compared to revenue for fiscal 2001 of $337.1 million, including the impact of the adoption of Emerging Issues Task Force Issue No. 01-09 (EITF 01-09) in both years.

The Company also reported results on a normalized basis to provide an additional basis for comparisons. The normalized results for fiscal 2001 exclude results from discontinued operations associated with the spin out of Global Payments, the valuation adjustment in the Medscape investment and restructuring and impairment charges and, for fiscal 2001 and 2002, exclude revenues and operating expenses related to divested businesses. On a normalized basis, for fiscal 2002, revenue was $349.0 million, resulting in net income of $43.8 million and diluted earnings per share of $1.23. The results compare to the prior year’s normalized revenue of $312.6 million, net income of $29.6 million and diluted earnings per share of $0.87.

Fourth Quarter Results

For the fourth quarter, revenue increased to $94.5 million resulting in net income of $12.4 million and diluted earnings per share of $0.35. These results compare to the prior year’s fourth quarter revenue of $88.4 million, net income of $4.1 million and diluted earnings per share of $0.11 and compare to the post-acquisition First Call estimate of $0.34. These results compare to the prior year’s normalized revenue of $84.1 million, net income of $8.4 million and diluted earnings per share of $0.24.

Comments on 2002 Results

In commenting on the results, chief executive officer Walter Hoff said, “We have completed a successful year at NDCHealth, showing healthy growth in revenue, operating income, net income and diluted earnings per share, as well as continuing to generate significant cash flow. We continue to execute well against our strong recurring revenue model. Our Information Management and Network Services and Systems businesses each showed double digit growth for the year. On a normalized basis, revenue increased 11.6% year over year and operating margin grew to 22.3% from 17.7% in 2001. During the year, on a normalized basis, net income margin increased to 12.5% from 9.5% in 2001. We closed two acquisitions in the fourth quarter that further strengthen our pharmacy business and position us for continued growth in future years.”

Business Segments

For the Information Management segment, fiscal 2002 revenue grew to $150.4 million from $136.6 million, and segment Income Before Income Tax grew to $25.3 million from $18.2 million. The pre-tax margin for the segment grew to 16.8% from 13.3% in 2001. Recurring revenue for the Information Management segment was approximately 75% of total segment revenue.

For the Network Services and Systems segment, fiscal 2002 revenue grew to $198.6 million from $176.0 million, and segment Income Before Income Tax grew to $46.3 million from $31.1 million. The pre-tax margin for the segment grew to 23.3% from 17.7% in 2001. Recurring revenue for the Network Services and Systems segment was approximately 85% of total segment revenue.

Divested Businesses

To provide additional information about results from ongoing operations, NDCHealth has presented results for divested businesses. Revenue from divested businesses was $4.4 million in 2002 and $24.4 million in 2001.

Accounting Pronouncements

During the fourth quarter of fiscal 2002, the Company adopted the provisions of EITF 01-09, “Accounting for Consideration Given by a Vendor to a Customer or Reseller of the Vendor’s Products”, which was issued during the Company’s third fiscal quarter. NDCHealth’s adoption of EITF 01-09 resulted in a reclassification of revenues related to sales to physician systems vendors, requiring certain vendor allowances to be treated as deductions from revenue.

The effect of adopting EITF 01-09 was to reduce revenues, with a corresponding reduction of expenses, by $3.8 million for the fourth quarter of fiscal 2002. As required by EITF 01-09, the Company has retroactively adjusted its results for fiscal years 2002 and 2001. Accordingly, fiscal 2002 revenues and expense were adjusted to reflect the reductions of $18.0 million in each, and each of fiscal 2001 revenue and expense were adjusted by $7.7 million. Due to the offsetting nature of the reclassifications, there was no impact on net income or earnings per share in fiscal 2001 or 2002.

At the beginning of the 2002 fiscal year, NDCHealth adopted SFAS 142 requiring elimination of certain goodwill amortization. The impact of this accounting change was to increase earnings per share by $0.20 for fiscal 2002.

Impact of the TechRx Transaction

As previously reported, on May 29, 2002, NDCHealth acquired a controlling interest in TechRx Incorporated, a provider of practice management systems to pharmacy. As required by Accounting Principles Board Opinion No. 18 (APB 18), due to the increase in the Company’s equity position in TechRx, its financial results have been retroactively adjusted to account for TechRx as if NDCHealth had used the equity method commencing with its initial investment rather than the cost method.

Outlook

Mr. Hoff said, “We expect 2003 to be a rewarding year for NDCHealth in a challenging environment. We have a proven ability to manage in difficult environments. More importantly, in 2003 and into the future, NDCHealth is well positioned to improve the healthcare industry by providing increased automation, real time processing and new, innovative information solutions. As we contribute to the evolution of the healthcare industry, we will be accelerating our growth as well as generating increased rewards for our stockholders, customers, and employees.

“For the 2003 fiscal year, after the impact of the adoption of EITF 01-09, we estimate that annual revenue will be approximately $445 to $455 million and diluted earnings per share in the range of $1.55 to $1.57. For the first quarter of 2003, we expect revenue to be in the range of $99 to $102 million, with diluted earnings per share in the range of $0.31 to $0.33.

“We expect that both of our business segments will continue to benefit from improved operating efficiencies. For fiscal 2003, we expect that revenue for the Information Management segment will be in the range of $160 to $165 million. For Network Systems and Services, we expect that revenue will be in the range of $285 to $290 million.

“Our markets have significant untapped potential providing us the opportunity to grow our business and generate significant cash flow.”

NDCHealth is a leading provider of health information services that add value to pharmacy, hospital, physician, pharmaceutical and payer businesses.

This press release contains forward-looking statements concerning the Company’s future operations, performance and financial condition. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These include product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, the ability to consummate and integrate acquisitions, and other risks detailed in the Company’s SEC filings, including its most recent Form 10-K. Comments that reconcile the presentation of the normalized results included herein to GAAP results are filed with the SEC in the Company’s most recent Form 8-K. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

The Company believes that normalized results of operations are additional meaningful measures of operating performance. However, this pro forma information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to NDCHealth’s operating and other financial information, as determined under accounting principles generally accepted in the United States of America.